                                                                     EXHIBIT 4.4

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ACRES GAMING INCORPORATED SHALL HAVE RECEIVED AN OPINION OF COUNSEL FROM THE TRANSFEREE THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

No. ___                                                         $_______________
Dated:  December 21, 2001

                            ACRES GAMING INCORPORATED

                      6% CONVERTIBLE SUBORDINATED DEBENTURE

                              DUE DECEMBER 21, 2003

THIS DEBENTURE is one of a series of duly authorized and issued debentures of Acres Gaming Incorporated, a Nevada corporation, having a principal place of business at 7115 Amigo Street, Suite 150, Las Vegas, NV 89119 (the "Company"), designated as its 6% Convertible Subordinated Debentures (the "Debentures" and this debenture, this "Debenture"), issued pursuant to the Convertible Subordinated Debentures and Warrants Purchase Agreement, originally dated December 21, 2001 among the Company and the investors signatory thereto (the "Purchase Agreement"). CAPITALIZED TERMS NOT DEFINED IN SECTION 16 OR ELSEWHERE IN THIS DEBENTURE SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT.

        FOR VALUE RECEIVED, the Company promises to pay to ______________, or its registered assigns (the "Holder"), the principal sum of _____________ Dollars ($______________), or such lesser amount reflecting the principal balance then-outstanding, on December 21, 2003 or such earlier or later date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 6% per annum, payable in cash or shares of Common Stock as set forth herein. On each conversion of this Debenture, the Company and the Holder shall agree in writing as to the unconverted principal amount then-outstanding following each such conversion. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in registered shares of Common Stock or cash shall be at the discretion of the Company. Semi-annual interest payments shall be due and payable on April 30 and September 30 of each year, commencing with April 30, 2002. Not less than 10 Trading Days prior to the date such payment is due, the Company shall provide the Holder with written notice of its election to pay interest payments due hereunder either in cash or registered shares of Common Stock (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Payment in shares shall be based on the average of the VWAPs during the 5 Trading Days immediately prior to the interest payment date and otherwise subject to conversions pursuant to Section 4. Failure to timely provide such written notice shall be deemed an election by the Company to pay interest in cash, except that, if the Company shall not have delivered any cash due as payment of interest hereon by the third Trading Day after the date such interest is due, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock, except that for such purpose the conversion price applicable thereto shall be the lesser of
(A) the Mandatory Conversion Price on the Conversion Date, and (B) the Mandatory Conversion Price on the date of the Holder's demand. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register"). All overdue accrued and unpaid interest to be paid in cash hereunder shall entail a late fee at the rate of 12% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (the "Late Fee") (to accrue daily, from the date such interest is due hereunder through and including the date of payment), payable in cash.

        This Debenture is subject to the following additional provisions:

        Section 1. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiples of Fifty Thousand Dollars ($50,000) unless such amount represents the full balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

        Section 2. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and the legend set forth on the face of this Debenture. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the

Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

        Section 3. Events of Default.

               (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                      (i) any default in the payment of the principal of, or interest on, any Debentures, as and when the same shall become due and payable; or

                      (ii) any of the representations or warranties made by the Company herein, in the Purchase Agreement, the Registration Rights Agreement, or in any agreement, certificate or financial statements heretofore furnished by the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement shall be false or misleading in any material respect at the time made; or

                      (iii) the Company (a) fails to issue Conversion Shares to the Holder or to cause its Transfer Agent to issue Conversion Shares, or, if applicable, cash, upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (b) fails to transfer or to cause its Transfer Agent to transfer any certificate for Conversion Shares issued to the Holder as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or (c) fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any Conversion Shares issued to the Holder as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure described in sub clauses
               (a), (b) or (c) shall continue uncured for five (5) business days of notice to the Company from the Holder of such a failure; or

                      (iv) the Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Purchase Agreement, the Registration Rights Agreement or this Debenture including but not limited to the payments of interest (other than semi-annual interest payments), liquidated damages and Late Fees, provided the Holder has provided the Company notice and an opportunity to cure within ten (10) Trading Days of any such event of default under this Section 3(a)(iv); or

                      (v) any governmental agencies or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and such action shall not be dismissed within sixty (60) days thereafter; or

                      (vi) any money judgment, writ or warrant of attachment, or similar process in excess of $250,000 in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than 5 days prior to the date of any proposed sale thereunder; or

                      (vii) the Registration Statement is not declared effective by the SEC within one hundred eighty (180) days from the Closing; except that, if the only reason for the delay in effectiveness relates to the Holder's affiliation with a registered broker-dealer, the disclosure of the individuals that exercise voting and/or investment powers over the shares of Common Stock to be sold by the Holders or the disclosure of the Holder's beneficial ownership of the Common Stock, such period shall be tolled accordingly; or

                      (viii) the Company or any of its respective subsidiaries
               shall commence, or there shall be commenced against any of them a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any of its respective subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its respective subsidiaries or there is commenced against the Company or any of its respective subsidiaries any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any of its respective subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its respective subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any of its subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its subsidiaries shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any of its subsidiaries shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any of its subsidiaries for the purpose of effecting any of the foregoing; or

                      (ix) the Company (or any subsidiary thereof if guaranteed by the Company) shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding an aggregate of $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

                      (x) the Common Stock shall be delisted from the Principal Market or suspended from trading on the Principal Market without resuming trading and/or being relisted or thereon or listed on another Principal Market or having such suspension lifted, in either case, for more than either three (3) consecutive Trading Days or five (5) Trading Days in the aggregate during any twelve (12) month period (which need not be consecutive Trading Days); or

                      (xi) the Company shall be a party to any Change of Control Transaction, shall agree to sell or dispose all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company except for redemptions or repurchases pursuant to an employee stock option or stock plan of the Company or that do not have a material adverse effect on the Holder; or

                      (xii) the Company shall have suspended the Holder's conversion rights for more than four (4) Trading Days in the aggregate during any 12 month period (provided, however, that this Event of Default shall not be deemed to grant the Company any right to any such suspensions) except that a suspension pursuant to Section 3(h) of the Registration Rights Agreement relating to a blackout period alone shall not trigger this Event of Default; or

                      (xiii) if the effectiveness of the Registration Statement
               lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than 30 Trading Days, in the aggregate, during any 12 month period; except that, if the only reason for the delay in effectiveness relates to the Holder's affiliation with a registered broker-dealer, the disclosure of the individuals that exercise voting and/or investment powers over the shares of Common Stock to be sold by the Holders or the disclosure of the Holder's beneficial ownership of the Common Stock, such period shall be tolled accordingly.

               (b) During the time that any portion of this Debenture remains outstanding, if any Event of Default occurs and is continuing, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable in cash, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the

        Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount. Interest shall accrue on the amount due hereunder from the seventh day after such amount is due (being the date of an Event of Default) through the date of redemption in full thereof at the rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), to accrue daily from the date such payment is due hereunder through and including the date of payment. All Debentures and Conversion Shares for which the full redemption price hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

        Section 4. Conversion.

               (a)    Right to Convert

                      (i) CONVERSION AT OPTION OF HOLDER. At the option of the Holder, subject to the provisions of Section 3(h) in the Registration Rights Agreement, this Debenture shall be convertible into Conversion Shares, in whole or in part, at any time and from time to time, after the Original Issue Date (subject to the limitations on conversion set forth in Section
               4). The number of Conversion Shares issuable hereunder shall be determined by dividing (1) the outstanding principal amount of this Debenture to be converted by (2) $4.6433 (110% of the average of the VWAPs during the 5 consecutive Trading Days immediately prior to the Original Issue Date)(subject to adjustments herein)(the "Set Price"), provided that if the Company has not elected to pay the accrued and unpaid interest on such Debenture in shares of Common Stock within the prescribed time period, then the number of shares shall be determined by dividing the outstanding principal amount of this Debenture to be converted plus the amount of such interest by the Set Price.

                      (ii) CONVERSION AT THE OPTION OF THE COMPANY. Subject to the limitations herein, if, after the Original Issue Date, the closing bid price of the Common Stock on the Principal Market (as reported by Bloomberg Financial L.P.) for 20 consecutive Trading Days (the "Trigger Period") is greater than 175% of the Set Price, then the Company shall have the right, within 5 calendar days of the Trigger Period, to cause the Holder to convert all or part of the principal amount then outstanding of this Debenture at the Set Price plus any accrued but unpaid interest at the average of the VWAPs during the 5 Trading Days immediately prior to the Mandatory Conversion Date (as defined below) by providing prior written notice to the Holder (the "Mandatory Conversion Notice") setting forth (i) the "Mandatory Conversion Date," which is the date upon which the conversion of the Debentures will occur and which date must be within 45 calendar days of the Trigger Period and no less than 30 calendar days from the end of the Trigger Period, and (ii) the principal amount of this Debenture to be converted; provided, however, that this provision shall not relieve the Company of any of its obligations hereunder, including its obligation to make any Mandatory Redemptions which become due pursuant to Section 5 prior to the Mandatory Conversion Date or limit the Holder's right to convert any portion of this Debenture pursuant to
               Section 4(a)(i); provided, further, the Company may only deliver a Mandatory Conversion Notice to the Holder if, on the date of the Mandatory Conversion Notice, (i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issued to the Holder and all of the Conversion Shares as are issuable to the Holder upon conversion in full of the Debentures subject to the Mandatory Conversion Notice are registered for resale by the Holder (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (ii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future) and (iii) the closing bid price of the Common Stock on the Principal Market (as reported by Bloomberg Financial L.P.) is not less than 125% of the Set Price. If any of the foregoing conditions shall cease to be in effect on any day between the date of the Mandatory Conversion Notice and the Mandatory Conversion Date, then the Holder subject to such Mandatory Conversion Notice may elect, by written notice to the Company given at any time after any of the foregoing conditions shall cease to be in effect, to invalidate ab initio such conversion, notwithstanding anything herein contained to the contrary. The Company shall have the right to effect only one conversion pursuant to a Mandatory Conversion Notice hereunder in any twelve (12) month period, except that, in the event any such conversion is limited by Section 4(d)(i), the Company shall have the right to effect an additional conversion pursuant to a Mandatory Conversion Notice to the extent such prior conversion was limited. Nothing in this Section 4(a)(ii) shall be deemed to restrict or otherwise limit the Holder's right to convert any portion of the outstanding principal amount of the Debenture at any time pursuant to Section 4(a)(i), whether or not such principal amount is subject to a Mandatory Conversion Notice.

                      (iii) Notwithstanding anything to the contrary contained herein, if on any Conversion Date:

                             (A) the Common Stock is not listed or quoted on a Principal Market;

                             (B) the Company has failed to timely satisfy its conversion obligations hereunder with respect to Debentures submitted for conversion on such conversion date; or

                             (C) the issuance of such shares of Common Stock would result in a violation of Sections 4(d)(ii).

                      then, at the option of the Holder, the Company, in lieu of delivering Conversion Shares, shall deliver, within three (3) Trading Days of each applicable Conversion Date, an amount in cash equal to the product of the number of Conversion Shares otherwise deliverable to the Holder in connection with such Conversion Date and the highest VWAP during the period commencing on the Conversion Date and ending on the Trading Day prior to the date such payment is made.

               (b)    Failure to Register Shares. Notwithstanding anything in
        Section 4(a) to the contrary, in addition to all other rights and remedies hereunder and in the Purchase Agreement, if the Registration Statement is not declared effective for any reason within one hundred fifty (150) days following the Original Issue Date primarily for reasons other than those relating to any disclosure in the Registration Statement relating to the Holder, the Holder shall have the right to convert, at any time, from time to time thereafter, all or part of the then outstanding balance of this Debenture at the Mandatory Conversion Price.

               (c)    Conversion Procedure.

                      (i) OPTIONAL CONVERSION NOTICES. The Holder shall effect conversions by surrendering, if applicable, this Debenture (but only if the Holder is converting the entire outstanding principal amount of this Debenture), together with the form of conversion notice attached hereto (a "Conversion Notice") to the Company and the Company's transfer agent. Each Conversion Notice shall specify the principal amount of this Debenture to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is deemed to have been delivered hereunder (a "Optional Conversion Date"). If the Holder is converting less than all of the principal amount represented by this Debenture, the Holder shall convert at least $50,000 in principal amount of this Debenture. If no Optional Conversion Date is specified in a Conversion Notice, the Optional Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Unless otherwise provided for by the terms hereunder, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by this Debenture, it shall not be required to surrender this Debenture but may exercise its right to convert solely by the delivery of a Conversion Notice. If a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder. At anytime the Holder may elect, upon delivery of this Debenture to the

               Company, to receive a new Debenture for such principal amount as has not been converted.

                      (ii) MANDATORY CONVERSION NOTICES. The Holder shall surrender, if applicable, this Debenture (but only if the Company is converting the entire outstanding principal amount of this Debenture) to the Company prior to the Mandatory Conversion Date. If the Holder fails for any reason to deliver the Debenture prior to the Mandatory Redemption Date, this Debenture will be cancelled and converted as set forth in the Mandatory Conversion Notice. If the Company is converting less than all of the principal amount represented by this Debenture, the Holder shall not be required to surrender this Debenture. At any time the Holder may elect, upon delivery of this Debenture to the Company, to receive a new Debenture for such principal amount as has not been converted.

                      (iii)  DELIVERY OF CONVERSION SHARES. Not later than three
               (3) Trading Days after any Conversion Date, the Company will deliver to the Holder, at an address in the United States supplied by the Holder, (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those permitted by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture (subject to the limitations set forth in Section 4(d) hereof), (B) if applicable, a new Debenture in a principal amount equal to the principal amount of Debentures not converted (if the Holder elects to surrender this Debenture and a principal amount remains outstanding after conversion), and (C) a bank wire or a bank or certified check in the amount of accrued and unpaid interest (if the Company is required to pay accrued interest in cash). The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                      (iv) FAILURE TO DELIVER CONVERSION SHARES IN A TIMELY MANNER. If the Company fails for any reason to deliver to the Holder such certificate or certificates by the third Trading Day after the Conversion Date in accordance with Section 4(c)(iii) (or, in the event that shares are to be delivered in certificated form, the obligation of the Company to deliver such shares without any restrictive legend (except as permitted by the Purchase Agreement) within five Trading Days after the Conversion
               Date), the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of principal amount being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) after such third Trading Day until such certificates are delivered; provided, however, in the event the Holder elects to rescind a conversion notice, liquidated damages shall accrue only up to the date of such rescission notice but not thereafter with respect to such rescinded conversion. If in the case of any conversion hereunder such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Debentures tendered for conversion. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. The Company acknowledges that a breach by it of its obligation to honor conversions under this Debenture will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligation pursuant to this Section 4 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provision under this Debenture, that the Investors shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                      (v) BUY-IN. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates by the third Trading Day after the Conversion Date in accordance with Section 4(c)(ii), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation, and (B) at the option of the Holder, (x) deliver the Conversion Shares not yet delivered under the Conversion Notice and subject to this provision, or (y) reinstate the principal and interest of this Debenture subject to such Conversion Notice. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debentures with respect to which the market price of the Conversion Shares on the date of conversion was a total of $10,000, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and the basis for determining such amount. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
               Section 4(c)(iii) in respect of the certificates resulting in such Buy-In.

               (d)    Conversion Restrictions.

                      (i) BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding anything herein to the contrary, the Holder may not convert, and the Company may not cause the Holder to convert, this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payments would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture or any other debenture of the Company held by such Holder after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with this Section. If this Debenture was not surrendered on the Conversion Date, the Company shall provide the Holder written notice of the amount actually converted. If the Holder surrendered this Debenture on the Conversion Date, the Company shall, at the option of the Holder, either retain any principal amount tendered for conversion in excess of the permitted amount hereunder for future conversions or return such excess principal amount to the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

                      (ii) LIMITATION ON NUMBER OF SHARES ISSUABLE. Notwithstanding anything herein to the contrary, the Company shall not be required to issue to the Holder and any other holders of the Debentures, Common Stock in excess of 19.999% of the Company's outstanding Common Stock on the Closing Date at a price below the market price of the Common Stock on the Closing Date, or such greater number of shares of Common Stock permitted pursuant to Nasdaq Rule 4350(i), as confirmed in writing by counsel to the Company, upon conversion of the Debentures (the "Maximum Aggregate Share Amount"), unless the Company first obtains shareholder approval permitting such issuances in accordance with Nasdaq rules. If the number of shares of Common Stock which would, notwithstanding the limitation set forth herein, be issuable and sold to the Holder equals or exceeds the Maximum Aggregate Share Amount, then, at any time, from time to time thereafter at the sole election of the Holder, in whole or in part, the Company shall: (i) honor the conversion of this Debenture by the Holder at the lowest possible conversion price which would permit such conversion without violating Nasdaq Rule 4350(i), and (ii) redeem the portion of this Debenture submitted to the Company, the conversion of which would exceed the Maximum Aggregate Share Amount, otherwise in accordance with Section 5(a).

               (e)    Anti-Dilution Provisions.

                      (i) DIVIDENDS, STOCK SPLITS, ETC. If the Company, at any time while this Debenture is outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                      (ii) RIGHTS, OPTIONS, WARRANTS, ETC. If the Company, at any time while this Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to holders of the Debentures) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Set Price (the "Lower Price"), then the Set Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Set Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Set Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Set Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Set Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Set Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                      (iii) NO ADJUSTMENT. No adjustment to the Set Price pursuant to this Section will be made: (A) upon the exercise of any warrants, options, convertible securities or other rights issued and outstanding as of the original issuance date of this Debenture in accordance with the terms of such securities as of such date; (B) upon issuance, grant or exercise of shares, warrants, options or convertible securities to employees, officers, consultants or directors of the Company in accordance with plans approved by the Board of Directors; (C) upon the issuance of shares or other securities of the Company pursuant to an agreement or other written obligation entered into prior to the initial issuance of this Debenture; (D) upon the issuance of shares of Common Stock upon conversion of this or similar Debentures and exercise of Warrants being issued in connection with the issuance of this and similar Debentures; and (E) any securities issued in any bona fide firmly underwritten public offering, which shall not include equity lines of credit or similar transactions.

                      (iv) RIGHTS OF SHAREHOLDERS, ETC. If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               (f)    Miscellaneous.

                      (i) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. No adjustments in the Set Price shall be required if such adjustment is less than $0.01, provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (ii) Whenever the Set Price is adjusted hereunder, the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                      (iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued, fully paid and nonassessable.

                      (iv) Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP on the date immediately prior the date such payment is due. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                      (v) The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        Section 5. Redemption.

               (a) Optional Redemption by the Company. Upon the public announcement of the pendency of a Change in Control Transaction as defined in Section 16(c)(iii) and (iv) only, the Company shall have the right, upon at least 10 Trading Days' notice to the Holder (an "Optional Redemption Notice" and the date such notice is received by the Holder, the "Notice Date"), on the close of such Change of Control transaction, to redeem for cash no less than the entire outstanding principal amount of this Debenture at such closing, at a price equal to 110% of the outstanding principal amount of this Debenture (the "Optional Redemption Price") plus any accrued but unpaid interest hereon; provided, however, if at anytime during the period beginning on the Notice Date and ending on the date the Optional Redemption Price is paid in full, (i) the Registration Statement is not effective, or (ii) the Common Stock is not listed for trading on a Principal Market, then the Holder may elect to receive, as to the Sold Portion (as defined below), in lieu of the Optional Redemption Price, an amount in cash equal to the product of the Sold Shares (as defined below) and the highest VWAP during the period commencing on the Notice Date and ending on the Trading Day prior to the date such payment is made. The principal amount of this Debenture subject to the Optional Redemption Price shall then be reduced by the Sold Portion. The "Sold Shares" shall be the number of shares of Common Stock purchased by the Holder (in an open market transaction or otherwise) and delivered in satisfaction of a sale(s) of Common Stock by such Holder, made pursuant to the terms of this Agreement, such sale(s) occurring prior to the date of such public announcement. The "Sold Portion" shall be equal to the product of the Sold Shares and the Set Price. Nothing in this Section 5(a) shall be deemed to restrict or otherwise limit the Holder's right to convert any portion of the outstanding principal amount of the Debenture at any time pursuant to
        Section 4(a)(i), whether or not such principal amount is subject to an Optional Redemption Notice.

               (b) Mandatory Redemption. On each Mandatory Redemption Date, the Company shall redeem the Holder's pro-rata share (based on the Investors' initial purchases of the Convertible Subordinated Debentures pursuant to the Purchase Agreement, adjusted upward in the event any Convertible Subordinated Debentures are no longer outstanding) of the Mandatory Redemption Amount. As to any Mandatory Redemption, in lieu of a cash redemption payment, the Company may elect to pay 100% of a Mandatory Redemption in

        Conversion Shares based on a conversion price equal to the lesser of (i) 90% of the Adjusted VWAP during the 22 Trading Days immediately prior to the applicable Mandatory Redemption Date, and (ii) the Set Price (the "Mandatory Conversion Price"); provided, however, that the Mandatory Redemption shall only occur if, on the Mandatory Redemption Date and during the 30 calendar days prior thereto, (i) there is an effective Registration Statement pursuant to which the prospectus thereunder is available to resell all of the Conversion Shares issued to the Holder and all of the Conversion Shares as are issuable to the Holder upon conversion in full of this Debenture in respect of such Mandatory Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future),
        (ii) the Common Stock is listed for trading on a Principal Market (and the Company believes, in good faith, that trading of the Common Stock on the Principal Market will continue uninterrupted for the foreseeable future), and (iii) on or prior 25 calendar days prior to such Mandatory Redemption Date, the Company irrevocably notifies the Holder that it will issue Conversion Shares in lieu of cash and the Company includes in such notification the amount to be converted. In the event the Company elects to redeem this Debenture by the issuance of Conversion Shares, the Holder shall have the right, in its sole discretion, by notice to the Company on or prior to the applicable Mandatory Redemption Date, to decrease the amount to be converted at such time to anywhere between $0 and the Mandatory Redemption Amount. In the event the Mandatory Redemption Amount is reduced by the Holder, such amount not converted but subject to the Mandatory Redemption, if not for the preceding sentence, shall be deferred to the end of this redemption schedule and cumulated with any other amounts so deferred. The Maturity Date and the Mandatory Redemption schedule shall be extended at the rate of one (1) month for each cumulated deferral payment equal to the Holder's Pro-rata share (based on the Investors' initial purchases of the Convertible Subordinated Debentures pursuant to the Purchase Agreement, adjusted upward in the event any Convertible Subordinated Debentures are no longer outstanding) of $500,000 (or such lesser amount if all outstanding principal amounts of the Convertible Subordinated Debentures are being redeemed hereunder for such Payment Period). The Mandatory Conversion Price for any deferred Mandatory Redemption Amounts, provided at such later time the Company elects to pay in Conversion Shares rather than cash in accordance with the terms herein, shall be calculated at the date when actually converted, not at the time of deferral. By way of example, assume that the Original Issue Date is January 1, 2002, the Effective Date is March 5, 2002 and $4,000,000 in principal is outstanding on this Debenture. Assume further that on June 1, 2002 the Company provides the Holder notice that it will redeem the Mandatory Redemption Amount (assume $300,000) of this Debenture by the issuance of Conversion Shares rather than cash. During the entire month of June and on July 1, 2002, the Registration Statement is maintained effective as to the Conversion Shares and the Common Stock trades uninterrupted on the Principal Market. Finally, assume that on June 30, 2002 the Holder notifies the Company that it elects to reduce the amount to be converted to $200,000. Under these circumstances, on July 1, 2002, the Company shall redeem $100,000 principal amount of this Debenture, which amount shall be paid by the issuance of Conversion Shares based on the Mandatory Conversion Price on the Mandatory Redemption Date. The Mandatory Redemption of $200,000 principal amount of this Debenture shall be deferred until after the remaining principal amount outstanding of this Debenture has been subject to this Mandatory Redemption provision. Except as otherwise set forth under this Section 5(b), as to any conversions hereunder, the Mandatory Redemption Date shall be deemed the Conversion Date and such conversions shall be made as if pursuant to Section 4(a)(ii) and the other sub-sections relating thereto, including but not limited to, liquidated damages and fees for late delivery of Conversion Shares. The Holder may convert any portion of the outstanding principal amount of the Debentures subject to a Mandatory Redemption prior to the date that the Mandatory Redemption is due and paid in full pursuant to Section 4(a)(i). Nothing herein shall preclude the Holder from converting this Debenture to the extent this Debenture remains unpaid and unconverted after the Mandatory Redemption Date.

               (c) Redemption Procedure. The Optional Redemption Price is due on the 10th Trading Day following the applicable Notice Date and payment of cash and/or issuance of Conversion Shares pursuant to the Mandatory Redemption shall be made on the Mandatory Redemption Date. If any portion of the Optional Redemption Price or cash payment for the Mandatory Redemption shall not be paid by the Company by expiration of such 10th Trading Day or the Mandatory Redemption Date, as the case may be, interest shall accrue thereon at the rate of 12% per annum (or the maximum rate permitted by applicable law, whichever is less) until the Optional Redemption Price or cash payment of the Mandatory Redemption plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price or payment for the Mandatory Redemption remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. As to an Optional Redemption Notice, if the Company fails to make the redemption payment in a timely manner, it shall lose its right to deliver an Optional Redemption Notice to the Holder in the future. If a Holder elects to invalidate such redemption the Company shall promptly, and, in any event, not later than 3 Trading Days from receipt of such Holder's notice of such election, return to such Holder all of the Debentures for which the Optional Redemption Price shall not have been paid in full.

        Section 6. Dividends, Mergers, Consolidations, Reclassifications, Etc.

               (a) Notice of Certain Events. If (i) the Company shall declare a dividend (or any other distribution) on the Common Stock; (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holder at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

               (b) Change of Control. In case of any Change of Control for which the Company does not elect to exercise its optional right of redemption pursuant to Section 5(a), the Holder shall have the right to either (i) declare an Event of Default, (ii) convert its aggregate principal amount of Debentures then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of Debentures could have been converted immediately prior to such merger, consolidation or sale would have been entitled, or (iii) in the case of Change of Control involving a merger in which the Company is not the surviving corporation or a consolidation, (A) require the surviving entity to issue convertible subordinated debentures in such face amount equal to the aggregate principal amount of Debentures then held by the Holder, plus all accrued and unpaid interest and other amounts owing thereon, which newly issued debentures shall have terms identical (including with respect to conversion) to the terms of this Debenture and shall be entitled to all of the rights and privileges of a Holder of this Debenture and the agreements pursuant to which this Debenture was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock or other securities issuable upon conversion thereof) provided that if such surviving entity is not a public company, such securities shall not be required to include a grant of registration rights to the Holder, and (B) simultaneously with the issuance of such convertible subordinated debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (iii), the conversion price applicable for the newly issued convertible subordinated debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Set Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to such successive events. The terms of any agreement to be executed in connection with any Change of Control transaction shall include terms requiring any successor or surviving entity to comply with the provisions of this Section.

               (c) Reclassification. In case of any reclassification of the Common Stock (other than a change in par value or a change from par value to no par value) or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter, at its option, (i) to convert, at any time, in whole or in part, the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Debenture shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (ii) to cause the Company to exercise its right to redeem the aggregate outstanding principal amount of this Debenture, plus all interest and other amounts due and payable thereon, pursuant to
        Section 5. The entire redemption price due hereunder shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

        Section 7. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, as set forth in the Purchase Agreement, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

        Section 8. Company's Obligations. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder of this Debenture; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Conversion Shares to the extent permitted or required under the Purchase Agreement or this Debenture, except for the repurchase of shares of Common Stock pursuant to an employee stock incentive or stock purchase plan; or (iii) enter into any agreement with respect to any of the foregoing. The Company may only voluntarily prepay the outstanding principal amount of this Debenture in accordance with
Section 5(a) hereof or on the Maturity Date.

        Section 9. Rights as Holder. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

        Section 10. Replacement Debentures. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

        Section 11. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holder hereby irrevocably submit to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company or Holder, as applicable, at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient


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

service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        Section 12. Waivers. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

        Section 13. Severability. If any provision of this Debenture is held to be invalid, illegal or unenforceable, by a court of competent jurisdiction, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder.

        Section 14. Non Trading Days. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

        Section 15. Headings. The headings used in this Debenture are used for convenience only and are not to be considered in construing or interpreting this Debenture.

        Section 16. Definitions. For the purposes hereof, the following terms shall have the following meanings:

               (a) "Adjusted VWAP" with respect to a period means the result obtained by selecting the 5 lowest VWAPs during such period.

               (b)    "Buy In" shall have the meaning assigned to such term in
        Section 4(c)(iv).

               (c) "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company in a transaction or series of transactions not approved by the board of directors of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or the Company into a wholly-owned subsidiary of the Company) where (A) the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction or (B) the common stock of such surviving corporation is not listed for trading on a Principal Market immediately after the completion of such transaction, (iv) the sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

               (d) "Conversion Dates" means the Optional Conversion Dates and the Mandatory Redemption Dates.

               (e) "Conversion Notice" shall have the meaning ascribed to such term in Section 4(c).

               (f) "Conversion Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

               (g) "Debenture(s)" shall have the meanings ascribed to such terms in the opening paragraph of this Debenture.

               (h) "Debenture Register" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

               (i) "Event of Default" shall have the meaning ascribed to such term in Section 3(a).

               (j) "Holder" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

               (k) "Mandatory Conversion Notice" shall have the meaning ascribed to such term in Section 4(a)(2).

               (l) "Mandatory Conversion Price" shall have the meaning ascribed to such term in Section 5(b).

               (m) "Mandatory Default Amount" for this Debenture shall equal the sum of (i) the greater of (A) 150% of the principal amount of this Debenture outstanding, plus all accrued and unpaid interest thereon, and
        (B) the principal amount of this Debenture to be prepaid, plus all accrued and unpaid interest thereon, divided by the then applicable conversion price on the date of acceleration multiplied by the VWAP on
        (x) the date the Mandatory Redemption Amount is demanded or otherwise due or (y) the date immediately prior to the date the Mandatory Redemption Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture. Notwithstanding anything to the contrary in the preceding sentence, the Mandatory Default Amount pursuant solely to
        Section 3(a)(xi) shall be equal to 110% of the principal amount of this Debenture outstanding, plus all accrued and unpaid interest thereon.

               (n) "Mandatory Payment" shall have the meaning ascribed to such term in Section 4(b).

               (l) "Mandatory Redemption" shall have the meaning ascribed to such term in Section 5(b).

               (m) "Mandatory Redemption Date" shall have the meaning ascribed to such term in Section 5(b).

               (m) "Maturity Date" shall have the meaning ascribed to such term in the second opening paragraph of this Debenture.

               (n) "Maximum Aggregate Share Amount" shall have the meaning ascribed to such term in Section 4(d)(ii).

               (o) "Notice Date" shall have the meaning ascribed to such term in Section 5(a).

               (p) "Optional Conversion Date" shall have the meaning ascribed to such term in Section 4(a)(i).

               (q) "Optional Redemption Notice" shall have the meaning ascribed to such term in Section 5(a).

               (r) "Optional Redemption Price" shall have the meaning ascribed to such term in Section 5(a).

               (s) "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

               (t) "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

               (u) "Purchase Agreement" shall have the meaning ascribed to such term in the first paragraph of this Debenture.

               (v) "Set Price" shall have the meaning ascribed to such term in Section 4(a)(i).

                       ***********************************

               IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                        ACRES GAMING INCORPORATED

                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby elects to convert its 6% Convertible Subordinated Debenture into shares of common stock, $.01 par value per share (the "Common Stock"), of Acres Gaming Incorporated (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:          ______________________________________________
                                  Date to Effect Conversion

                                  ______________________________________________
                                  Principal Amount of Debentures to be Converted

                                  ______________________________________________
                                  Number of shares of Common Stock to be Issued

                                  ______________________________________________
                                  Conversion Price

                                  ______________________________________________
                                  Signature

                                  ______________________________________________
                                  Name

                                  ______________________________________________
                                  Address




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